Exhibit 99.1

Surface Oncology Reports Financial Results and Corporate Highlights for Third Quarter 2020

CAMBRIDGE, Mass., November 10, 2020: Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today reported financial results and corporate highlights for the third quarter 2020, as well as anticipated corporate milestones for the remainder of the year.

“The third quarter of 2020 was one of strong execution for Surface on several fronts,” said Jeff Goater, chief executive officer. “We continued to enroll patients in the dose escalation studies of our lead clinical programs, SRF617 and SRF388, while also advancing our preclinical programs towards the clinic. We look forward to sharing the initial clinical updates for both our SRF617 and SRF388 programs shortly, with detailed clinical data presentations for each in the first half of 2021. Our team continues to make remarkable progress, with no impact to date from the COVID-19 global pandemic to our development timelines.”

Recent Corporate Highlights:

•Continued patient enrollment in ongoing Phase 1 clinical studies of our lead programs, SRF617 (targeting CD39) and SRF388 (targeting IL-27).
•Presented new preclinical data demonstrating how the crystal structure of IL-27 in complex with SRF388 inhibits downstream signaling events and provides a basis to measure therapeutic impact of IL-27 inhibition at the International Cytokine and Interferon Society’s (ICIS) Cytokines 2020 Virtual Conference.
•Advanced SRF813, a high affinity, fully human IgG1 antibody targeting PVRIG (or CD112R) into IND-enabling studies. Preclinical studies support SRF813’s differentiated profile compared to the most advanced competitor currently in clinical development and PVRIG inhibition by SRF813 activates both NK and T cells, resulting in robust anti-tumor activity and immunological memory.
•Continued progression of the ongoing Phase 1/1b trial of NZV930 (targeting CD73) by Surface Oncology’s partner, Novartis.

Selected Anticipated Near-term Corporate Milestones:

•Preclinical data presentations anticipated at Society for Immunotherapy of Cancer (SITC) 35th Anniversary Annual Meeting, November 11–14, 2020.
•Initial clinical updates for both SRF617 and SRF388 anticipated by the end of 2020.
•Additional data presentations anticipated at scientific and medical conferences during the first half of 2021, including detailed clinical data presentations for SRF617 and SRF388.
•Investigational new drug (IND) filing for SRF813 anticipated in mid-2021.

Financial Results:

As of September 30, 2020, cash, cash equivalents and marketable securities were $102.5 million, compared to $105.2 million on December 31, 2019.

Research and development (R&D) expenses were $9.5 million for the third quarter ended September 30, 2020, compared to $12.9 million for the same period in 2019. This decrease was primarily driven by a reduction in expenses associated with contract manufacturing and other IND-enabling activities, as a result of the SRF617 and SRF388 IND filings in 2019, offset by an increase in spend on the SRF617 and SRF388 Phase 1 clinical trials, which began in 2020. R&D expenses included $0.7 million in stock-based compensation expense for the third quarter ended September 30, 2020.

General and administrative (G&A) expenses were $4.9 million for the third quarter ended September 30, 2020, compared to $5.0 million for the same period in 2019. This decrease was primarily due to decreased personnel costs and professional fees as a result of the strategic restructuring announced in January 2020. G&A expenses included $1.3 million in stock-based compensation expense for the third quarter ended September 30, 2020.

For the third quarter ended September 30, 2020, net loss was $15.8 million, or basic and diluted net loss per share attributable to common stockholders of $0.39. Net loss was $16.9 million for the same period in 2019, or basic and diluted net loss per share attributable to common stockholders of $0.61.

Financial Outlook:

Surface Oncology continues to project that current cash and cash equivalents are sufficient to fund the Company into 2022.

About Surface Oncology:

Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned lead programs targeting CD39 (SRF617) and IL-27 (SRF388), a clinical-stage collaboration with Novartis targeting CD73 (NZV930), and two preclinical programs, each focused primarily on activating natural killer cells (via targeting PVRIG, also known as CD112R (SRF813)), or depleting regulatory T cells (via targeting CCR8 (SRF114)). Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. For more information, please visit www.surfaceoncology.com.

Cautionary Note Regarding Forward-Looking Statements:

Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would,” or similar expressions, and the negative of those terms. These forward-looking statements are based on Surface Oncology’s management’s current beliefs and assumptions about future events and on information currently available to management.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Surface Oncology’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to Surface Oncology’s ability to successfully develop SRF388, SRF617, SRF813 and its other product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, the therapeutic potential of Surface Oncology’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Surface Oncology’s product candidates, including SRF388, SRF617 and SRF813, will not be successfully developed or commercialized, the risks related to Surface Oncology’s dependence on third-parties in connection with its manufacturing, clinical trials and preclinical studies, and the potential impact of COVID-19 on our clinical and preclinical development timelines and results of operations. Additional risks and uncertainties that could affect Surface Oncology’s future results are included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ending March 31, 2020, both of which are available on the Security and Exchange Commission’s website at www.sec.gov and Surface Oncology’s website at www.surfaceoncology.com.

Additional information on potential risks will be made available in other filings that Surface Oncology makes from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release are based on assumptions that Surface Oncology believes to be reasonable as of this date. Except as required by law, Surface Oncology assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Contacts:

Investors
Matt Lane
matt@gilmartinir.com
617-901-7698

Media
Matthew Corcoran
mcorcoran@tenbridgecommunications.com
617-866-7350

Selected Financial Information:

(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
Statement of Operations Items	2020	2019	2020	2019
Collaboration revenue - related party	$—	$344	$38,592	$14,921
Operating expenses:
Research and development	9,454	12,916	30,290	40,461
General and administrative	4,904	4,984	14,686	15,494
Total operating expenses	14,358	17,900	44,976	55,955
Loss from operations	(14,358)	(17,556)	(6,384)	(41,034)
Interest and other income, net	(1,416)	678	(1,627)	2,199
Net loss	(15,774)	(16,878)	(8,011)	(38,835)
Net loss per share attributable to common stockholders — basic and diluted	$(0.39)	$(0.61)	$(0.24)	$(1.39)
Weighted average common shares outstanding— basic and diluted	40,004,555	27,862,544	33,822,682	27,844,591

Selected Balance Sheet Items:	September 30, 2020	December 31, 2019
Cash, cash equivalents and marketable securities	$102,473	$105,161
Total assets	144,670	131,693
Accounts payable and accrued expenses	8,051	11,396
Deferred revenue – related party	—	38,592
Total stockholders’ equity	86,064	56,666